                      PARTICIPATION AGREEMENT


                                  AMONG


                    LINCOLN BENEFIT LIFE COMPANY

                                   AND

               VARIABLE INSURANCE PRODUCTS FUND II

                                   AND

                FIDELITY DISTRIBUTORS CORPORATION


     THIS AGREEMENT is entered into this 29th day of November, 1993 by and among LINCOLN BENEFIT LIFE COMPANY (the "Company") on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), the VARIABLE INSURANCE PRODUCTS FUND (the "Fund"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and FIDELITY DISTRIBUTORS CORPORATION (the "Underwriter").

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated September 17, 1986 (File No. 812-6422), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and (b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity life and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, Fidelity Management & Research Company (the "Adviser") is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and

     WHEREAS, the Company has registered or will register certain variable annuity and variable life contracts under the 1933 Act; and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid variable life contracts; and

     WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of the Account to fund certain of the aforesaid variable life contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Account, the Fund and the Underwriter agree as follows:

                                ARTICLE I
                            SALE OF FUND SHARES

1.1 The Underwriter agrees to sell to the Company those shares of the Fund which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from the Account and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of such order by 12:00 noon (Boston time) on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2 The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Account on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Trustees") may refuse to sell shares of any Portfolio to any person or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.3 The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

1.4 The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII and
     Section 2.5 of Article II of this Agreement is in effect to govern such sales.

1.5 The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.
     For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from the Account and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of such request for redemption on the next following Business Day.

1.6 The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the variable life contracts with the form number(s) which are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of the parties hereto (the "Contracts"), shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Fund if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Portfolios of the Fund; or (b) the Company gives the Fund and the Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Underwriter prior to their signing this Agreement (a list of such funds appearing on Schedule B to this Agreement); or (d) the Fund or

     Underwriter consents to the use of such other investment company.

1.7 The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Sections 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.8 Issuance and transfer of the Funds' shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate subaccount of the Account.

1.9 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10 The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its bet efforts to make such net asset value per share available by 7:00 p.m. (Boston time).

                                ARTICLE II
                       REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable laws and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the Nebraska Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with the laws of the Commonwealth of Massachusetts and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.
     The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3 The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4 The Company represents that the Contracts are currently treated as life insurance or annuity contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.6 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Nebraska and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Nebraska to the extent required to perform this Agreement.

2.7 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Nebraska and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.8 The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.9 The Underwriter represents and warrants that the Adviser is and shall remain duly registered under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Nebraska and any applicable state and federal securities laws.

2.10 The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by
     Section 17(g) of the Investment Company Act of 1940 or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11 The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities who are directly dealing with the money and/or securities of the Fund shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the minimal coverage as required currently by Section 17(g) of the Investment Company Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bond company.

                               ARTICLE III
                PROSPECTUSES AND PROXY STATEMENTS; VOTING

3.1 The Underwriter shall provide the Company (at the Company's expense) with as many copies of the Fund's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus as set in type at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document at the Company's expense.

3.2 The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter (or in the Fund's discretion, the Prospectus shall state that such Statement is available from the Fund), and the Underwriter (or the Fund), at its expense, shall print and provide such statement free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement.

3.3 The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to stockholders and other communications to stockholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.4  If required by current law, the Company shall:

     (i)    Solicit voting instructions from Contract owners;

     (ii) vote the Fund shares in accordance with instructions received from Contract owners; and

     (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such portfolio for which instructions have been received, to the extent that the Securities and Exchange Commission continues to interpret the Investment Company Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote
            Fund shares held in any
            segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth in Schedule C hereto, and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies.

3.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders and, in particular, the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

                                ARTICLE IV
                       SALES MATERIAL AND INFORMATION

4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its

     Investment Adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee object to such use within ten Business Days after receipt of such material.

4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such documents may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

4.3 The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s) is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within ten Business Days after receipt of such material.

4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.


4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

4.6 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the contracts or the Account, contemporaneously with the filing of such document with the Securities and Exchange Commission.

4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

                                ARTICLE V
                             FEES AND EXPENSES

5.1 The Fund and Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts to the extent allowed by law and as further agreed in writing. Such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payment shall be made directly by the Fund.

5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall ensure that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for: the cost of registration and qualification of the Fund's shares; preparation and filing of the Fund's prospectus and registration statement; proxy materials and reports; setting the prospectus in type; setting in type and printing the proxy materials and reports to shareholders (including the cost of printing a prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; and all taxes on the issuance or transfer of the Fund's shares.

5.3 The Company shall bear the expense of printing and distributing the Fund's prospectus to owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to owners of Contracts issued by the Company.

                                ARTICLE VI
                               DIVERSIFICATION

6. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Regulation Section 1.817-5, relating to the diversification requirements for variable life, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation.

                                ARTICLE VII
                             POTENTIAL CONFLICTS

7.1 The Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including:

     (i)    an action by any state insurance regulatory authority;

     (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;

     (iii) an administrative or judicial decision in any relevant proceeding;

     (iv) the manner in which the investments of any Portfolio are being managed;

     (v) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or

     (vi) a decision by an insurer to disregard the voting instructions of contract owners.

     The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2 The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information as reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

7.3 If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:

     (i) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and

     (ii) establishing a new registered management investment company or managed separate account.

7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators', then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or a subsequent Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), and related Rules as amended, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                               ARTICLE VIII
                               INDEMNIFICATION

8.1  INDEMNIFICATION BY THE COMPANY

     8.1(a) The Company agrees to indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the fund shares in connection with Contracts and:

            (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts or any amendment or supplement to any of the foregoing, (or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading), provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use related to the sale of Fund shares in connection with the Contracts; or

            (ii) arise out of or are as a result of untrue statements or misrepresentations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the

                  Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts; or

            (iii) arise out of any untrue statement or alleged untrue
                  statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto (or the omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading) if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

            (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

            (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement;

            (vi) or arise out of or result from any other material breach of this Agreement by the Company;

     as limited by and in accordance with the provision of Section 8.1(b) and 8.1(c) hereof.

     8.1(b) The Company shall not be liable under this Indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

     8.1(c) The Company shall not be liable under this Indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Indemnification provision. In case any such action is brought against the Indemnified Parties, the

            Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expense subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2  INDEMNIFICATION BY THE UNDERWRITER

     8.2(a) The Underwriter agrees to indemnify and hold harmless the Company, its affiliated principal underwriter of the Contracts, and each of their directors, officers and employees and each person, if any, who controls the Company within the meaning of
            Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section

            8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation or common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

            (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund or any amendment or supplement to any of the foregoing (or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading), provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

            (iii) arise out of any untrue statement or alleged untrue
                  statement of a material fact contained in a Registration Statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, (or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading), if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Underwriter or the Fund; or

            (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in
                  Article VI of this Agreement); or

            (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement; or

            (vi) arise out of or result from any other material breach of this Agreement by the Underwriter;

     as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

     8.2(b) The Underwriter shall not be liable under this Indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

     8.2(c) The Underwriter shall not be liable under this Indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3  INDEMNIFICATION BY THE FUND

     8.3(a) The Fund agrees to indemnify and hold harmless the Company, its affiliated principal underwriter of the Contracts, and each of their directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation or common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Fund and:

            (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in
                  Article VI of this Agreement); or

            (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement; or

            (iii) arise out of or result from any other material breach of this Agreement by the Fund;

     as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

     8.3(b) The Fund shall not be liable under this Indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or the Account, whichever is applicable.

     8.3(c) The Fund shall not be liable under this Indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.3(d) The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against them or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts and related operation of the Account, or the sale or acquisition of shares of the Fund.

                                ARTICLE IX
                               APPLICABLE LAW

9.1 Except as otherwise specifically provided herein, this Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                                 ARTICLE X
                                TERMINATION

10.1 TERMINATION - GENERAL

     10.1(a)      This Agreement shall terminate at the option of any party
            upon six (6) months advance written notice to the other parties; provided, however such notice shall not be given earlier than eighteen (18) months following the date of this Agreement; or

     10.1(b)      This Agreement shall terminate upon any required vote of
            the Contract owners having an interest in the Account (or any subaccount or order of the Commission) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the Fund of the date of any proposed vote to replace the Fund's shares.

10.2 BY THE COMPANY

     10.2(1)      This Agreement shall terminate at the option of the
            Company:

            (i) in the event that and to the extent that shares of Portfolios are not reasonably available to meet the requirements of the Contracts as determined by the Company, provided, however, that such termination shall apply only to the Portfolio(s) not reasonably available. Prompt notice of the election to terminate for such cause shall be furnished by the Company; or

            (ii) in the event formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the Securities and Exchange

                  Commission, or any state securities or insurance department or any other regulatory body, provided, however, that the Company determines, in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

            (iii) in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the contracts issued or to be issued by the Company; or

            (iv) if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

            (v) if the Fund fails to meet the diversification requirements specified in Article VI hereof.

     10.2(b)      This Agreement shall terminate at the option of the
            Company if, (1) the Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company; and (2) the Company has notified the Fund and the Underwriter in writing of such determination and its intent to terminate the Agreement; and (3) after considering the actions taken by the Fund and/or the Underwriter and any other changes in circumstances since the giving of such notice, such determination shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination.

10.3 BY THE FUND OR UNDERWRITER

     10.3(a)      This Agreement shall terminate at the option of either
            the Fund or the Underwriter:

            (i) in the event that formal administrative proceedings are instituted against the Company by the National
                  Association of Securities Dealers, Inc. ("NASD"), the Securities and Exchange Commission, the Insurance commissioner or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided, however, that the Fund determines, in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

            (ii) if the Company gives the Fund and the Underwriter the written notice specified in Section 1.6(b) hereof and at the time such notice was given there was not notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Subsection shall be effective forty five (45) days after the notice specified in section 1.6(b) was given.

     10.3(b)      This Agreement shall terminate if, (1) the Fund or the
            Underwriter, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Company and/or its affiliated insurance companies has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Fund or the Underwriter, and (2) the Fund or the Underwriter has notified the Company in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Fund or the Underwriter shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination.

10.4 NOTICE OF TERMINATION

     No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination. Furthermore:

     (a) in the event that any termination is based upon the provisions of Article VII, or the provision of Section 10.1 requiring prior written notice, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

     (b) in the event that any termination is based upon the provisions of this Agreement regarding NASD action, such prior written notice shall be given at least ninety (90) days before the effective date of termination.

10.5 EFFECT OF TERMINATION

     Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.5 shall not apply to any terminations under
     Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.6 REDEMPTIONS

     The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (a) as necessary to implement Contract Owner initiated transactions, or (b) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or pursuant to the provisions of a Commission order. Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (b) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so.

                                ARTICLE XI
                               CONFIDENTIALITY

11. Subject to the requirements of legal process and regulatory authority, the Underwriter and the Fund hereto shall treat as confidential the names and addresses of the owners of the Contracts. Each party shall also treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize Contract owner names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

                                ARTICLE XII
                             REGULATORY ACTION

12.1 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.2 The Fund and Underwriter agree that to the extent any advisory or other fees received by the Fund, the

     Underwriter or the Adviser are determined to be unlawful in legal or administrative proceedings the Underwriter shall indemnify and reimburse the Company for any out of pocket expenses and actual damages the Company has incurred as a result of any such proceeding. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund and/or the Underwriter under this Agreement.

                               ARTICLE XIII
                                   NOTICES

13. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Fund:     Variable Insurance Products Fund
                         82 Devonshire Street
                         Boston, Massachusetts  02109
                         ATT: Treasurer

     If to the Company:  Lincoln Benefit Life Company
                         134 South 13th Street
                         Lincoln, Nebraska  68508
                         ATT: Carol S. Watson, Esq.

     If to the Underwriter:   Fidelity Distributors Corporation
                              82 Devonshire Street

                              Boston, Massachusetts  02109
                              ATT: Treasurer

                               ARTICLE XIV
                                MISCELLANEOUS

14.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

14.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

14.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

14.4 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

14.5 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

14.6 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

14.7 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

     (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), as soon as practical and in any event within 90 days from the end of each fiscal year;

     (b) the Company's quarterly statements (statutory and GAAP), as soon as practical and in any event within 45 days after the end of each quarterly period;

     (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

     (d) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

     (e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

LINCOLN BENEFIT LIFE COMPANY


BY:    /s/ Fred H. Jonske
       -----------------------------------
       Fred H. Jonske
       President & COO

DATE:  November 29, 1993
       -----------------------------------


VARIABLE INSURANCE PRODUCTS FUND II


BY:    /s/ J. Gary Burkhead
       -----------------------------------


DATE:  12/20/93
       -----------------------------------


FIDELITY DISTRIBUTORS CORPORATION


BY:    /s/ Kurt A. Lange
       -----------------------------------


DATE:  12/3/93
       -----------------------------------

                                      SCHEDULE A

                      SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


NAME OF SEPARATE ACCOUNT                          CONTRACTS FUNDED
DATE ESTABLISHED BY BOARD OF DIRECTORS            BY SEPARATE ACCOUNT
--------------------------------------            -------------------

Lincoln Benefit Life
     Variable Annuity Account;                         VAP 9330
     August 3, 1992


Lincoln Benefit Life
     Variable Life Account;                            VUL 9390
     May 17, 1990

                                     SCHEDULE B


Other investment companies currently available under variable products issued by the Company;

     Janus Aspen Series
     Federated Insurance Management Series
     Scudder Variable life Investment Fund
     IAI Retirement Funds, Inc.

                                     SCHEDULE C

                               PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Fund by the Underwriter, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

1. The number of proxy proposals is given to the Company by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

3. The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of a proxy statement. Underwriter will provide at least one copy of the last Annual Report to the Company.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Legal Department of the Underwriter or its affiliate ("Fidelity Legal") must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

     a.   name (legal name as found on account registration)
     b.   address
     c.   Fund or account number
     d.   coding to state number of units
     e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund)

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to Customers by Company will include:

     a.   Voting Instruction Card(s)
     b.   One proxy notice and statement (one document)
     c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
     d. "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
     e. cover letter - optional, supplied by Company and reviewed and approved in advance by Fidelity Legal.

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Fidelity Legal.

7.   Package mailed by the Company.
     The Fund MUST allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

     Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by Fidelity in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card.

     Note: For example, if the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of SHARES.) Fidelity Legal must review and approve tabulation format.

13. Final tabulations in shares is verbally given by the Company to Fidelity Legal on the morning of the meeting not later than 10:00 a.m. Boston time. Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

14. A certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the Final vote. Fidelity Legal will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity legal will be permitted reasonable access to such Cards.

16. All approvals and "signing-off" may be done orally, but must always be followed up in writing.

                         ADDENDUM TO PARTICIPATION AGREEMENT


This Addendum to Participation Agreement ("Addendum"), is entered into this ________ day of ________, 1998, by and among Lincoln Benefit Life Company (the "Company") on its own behalf and on behalf of each segregated asset account of the Company set forth in Schedule A hereto as may be amended from time to time (each such account herein after referred to as the "Account"), the Variable Insurance Products Fund II (the "Fund"), and unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and Fidelity Distributors Corporation (the "Underwriter").

Whereas, the parties hereto previously entered into a Participation Agreement dated the 29th day of November, 1993.

Whereas, the parties now desire to amend the terms of that Participation Agreement as described below:

Now, therefore, in consideration of their mutual promises, the Company, the Account, the Fund, and the Underwriter agree as follows:

Schedule A and Schedule B to the Participation Agreement are hereby replaced in entirety by the Schedule A and Schedule B attached hereto.

In witness whereof, each of the parties hereto has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative and its seal to be here under affixed hereto as of the dates specified below.


LINCOLN BENEFIT LIFE                         VARIABLE INS. PRODUCTS FUND II

By:                                          By:
    ------------------------------                 -----------------------------

Date:                                        Date:
      ----------------------------                 -----------------------------


FIDELITY DISTRIBUTORS CORPORATION

By:
    ------------------------------

Date:
      ----------------------------

                                      SCHEDULE A

                      SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


NAME OF SEPARATE ACCOUNT                          CONTRACTS FUNDED
DATE ESTABLISHED BY BOARD OF DIRECTORS            BY SEPARATE ACCOUNT
--------------------------------------            -------------------

Lincoln Benefit Life
     Variable Annuity Account;                         VAP 9330
     August 3, 1992                                    VAP 9830
                                                       VAP 9840


Lincoln Benefit Life
     Variable Life Account;                            VUL 9390
     May 17, 1990                                      VUL 9800

                                     SCHEDULE B


Other investment companies currently available under variable products issued by the Company;

     Janus Aspen Series
     Federated Insurance Management Series
     Scudder Variable life Investment Fund
     IAI Retirement Funds, Inc.
     The Alger American Fund
     Strong Variable insurance Funds, Inc.
     T. Rowe Price Equity Series, Inc.
     MFS Variable Insurance Trust